UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934

Origin Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	72-1192928
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 South Service Road East Ruston, Louisiana	71270
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $5.00 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-224225
Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of class)

(Title of class)

Item 1.    Description of Registrant’s Securities to be Registered
The class of securities to be registered hereby is the Common Stock, par value $5.00 per share (the “Common Stock”), of Origin Bancorp, Inc., a Louisiana corporation (the “Registrant”). The description of the Common Stock is set forth under the heading “Description of Capital Stock” in the prospectus that constitutes a part of the Registration Statement on Form S-1 (File No. 333-224225; as amended, the “Registration Statement”) initially filed publicly by the Registrant with the Securities and Exchange Commission on April 10, 2018, and is incorporated herein by reference. The description of the Common Stock set forth under the caption “Description of Capital Stock” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that another document incorporated herein by reference modifies or supersedes such previous statement.
Item 2.    Exhibits
In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ORIGIN BANCORP, INC.
Date:	May 7, 2018

By:	/s/ Drake Mills
Name:	Drake Mills
Title:	Chairman, President and Chief Executive Officer